Exhibit 21.1

SUBSIDIARIES OF SEADRILL LIMITED

The table below lists the Company’s subsidiaries as of December 31, 2025:

Name of Company	Country of Incorporation
Seadrill Angola, Lda.	Angola
Seabras Holdings GmbH	Austria
Seabras Rig Holding GmbH	Austria
North Atlantic Elara Ltd.	Bermuda
Seadrill Aquarius Ltd.	Bermuda
North Atlantic Phoenix Ltd.	Bermuda
Scorpion Drilling Ltd.	Bermuda
Scorpion Freedom Ltd.	Bermuda
Scorpion International Ltd.	Bermuda
Scorpion Rigs Ltd.	Bermuda
Scorpion Vigilant Ltd.	Bermuda
Seadrill Abu Dhabi Operations Limited	Bermuda
Seadrill Brunei Ltd.	Bermuda
Seadrill Carina Ltd.	Bermuda
Seadrill Common Holdings Ltd.	Bermuda
Seadrill Contracting Ltd	Bermuda
Seadrill Dione Ltd.	Bermuda
Seadrill Eclipse Ltd.	Bermuda
Seadrill Equatorial Guinea Ltd.	Bermuda
Seadrill Finance Limited	Bermuda
Seadrill Freedom Ltd.	Bermuda
Seadrill Gemini Ltd.	Bermuda
Seadrill Ghana Operations Ltd.	Bermuda
Seadrill Global Services Ltd.	Bermuda
Seadrill Hyperion Ltd.	Bermuda
Seadrill Jack-Up Holding Ltd.	Bermuda
Seadrill Jupiter Ltd.	Bermuda
Seadrill Leo Ltd.	Bermuda
Seadrill Limited	Bermuda
Seadrill Management AME Ltd.	Bermuda
Seadrill Mimas Ltd.	Bermuda
Seadrill North Atlantic Holdings Limited	Bermuda
Seadrill Norway Operations Ltd.	Bermuda
Seadrill Polaris Ltd.	Bermuda
Seadrill Proteus Ltd.	Bermuda
Seadrill Rhea Ltd.	Bermuda
Seadrill Rig Holding Company Limited	Bermuda
Seadrill Saturn Ltd.	Bermuda
Seadrill Sevan Holdings Limited	Bermuda

Exhibit 21.1

Seadrill Telesto Ltd.	Bermuda
Seadrill Tellus Ltd.	Bermuda
Seadrill Tethys Ltd.	Bermuda
Seadrill Titan Ltd.	Bermuda
Seadrill Umbriel Ltd.	Bermuda
Seadrill Vencedor Ltd.	Bermuda
Scorpion Servicos Offshore Ltda.	Brazil
Seadrill Serviços de Petróleo Ltda.	Brazil
Sevan Marine Servicos de Perfuracao Ltda.	Brazil
Seadrill Servicos de Perfuracao Ltda.	Brazil
Seadrill Canada Operations ULC	Canada
Seadrill Newfoundland Operations Ltd.	Canada
Seadrill Deepwater Drillship Ltd.	Cayman Islands
Seadrill JV Ghana Limited Ltd.	Ghana
Seadrill Far East Limited	Hong Kong
Seadrill International Limited	Hong Kong
Seadrill Neptune Hungary Kft.	Hungary
Sevan Louisiana Hungary Kft.	Hungary
Seadrill Auriga Hungary Kft.	Hungary
Seadrill Hungary Kft.	Hungary
Seadrill Rig Holdco Kft.	Hungary
Seadrill Vela Hungary Kft.	Hungary
Seadrill Ireland Limited	Ireland
Aquadrill Labuan Ltd.	Labuan
Seadrill China Operations Ltd. S.a.r.l.	Luxembourg
Aquadrill Malaysia Sdn Bhd	Malaysia
Seadrill Labuan Ltd	Malaysia
Seadrill Offshore Malaysia Sdn. Bhd.	Malaysia
Aquadrill Capricorn Holdings LLC	Marshall Islands
Aquadrill LLC	Marshall Islands
Aquadrill Operating GP LLC	Marshall Islands
Sea Dragon de Mexico S de R.L. de CV	Mexico
Seadrill Operations de Mexico S de R.L. de CV	Mexico
Seadrill Jack Up II B.V.	Netherlands
Seadrill Saudi I B.V.	Netherlands
Seadrill Saudi II B.V.	Netherlands
Seadrill Jack-Ups Nigeria Limited	Nigeria
Seadrill Mobile Units (Nigeria) Limited	Nigeria
Seadrill Offshore Nigeria Limited	Nigeria
Seadrill Europe Management AS	Norway
Seadrill Norway Crew AS	Norway
Seadrill Offshore AS	Norway
Odfjell Drilling Services Company, Limited	Saudi Arabia
Seadrill Saudi Limited Company	Saudi Arabia
Seadrill Castor Pte. Ltd.	Singapore
Seadrill Deepwater Units Pte. Ltd.	Singapore
Seadrill Holdings Singapore Pte. Ltd.	Singapore

Exhibit 21.1

Seadrill Management (S) Pte Ltd	Singapore
Seadrill Pegasus (S) Pte. Ltd.	Singapore
Sevan Drilling Rig II Pte Ltd	Singapore
Sevan Drilling Rig IX Pte Ltd	Singapore
Sevan Drilling Rig V Pte Ltd	Singapore
Seadrill Switzerland GmbH	Switzerland
Seadrill International Resourcing DMCC	United Arab Emirates
Seadrill Management Ltd.	United Kingdom
Seadrill Treasury UK Limited	United Kingdom
Seadrill UK Ltd	United Kingdom
Seadrill UK Operations Ltd	United Kingdom
Sevan Drilling Limited	United Kingdom
Aquadrill Gulf Operations Auriga LLC	United States
Aquadrill Gulf Operations Vela LLC	United States
Aquadrill US Gulf LLC	United States
Seadrill Americas, Inc	United States
Seadrill Gulf Operations Neptune LLC	United States
Sevan Drilling North America LLC	United States